Exhibit 5.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid	91 768 9600 tel 91 768 9700 fax

July 28, 2016

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul, 4

28050 Madrid

Spain

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), a sociedad anónima organized under the laws of the Kingdom of Spain (“Spain”), is filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) BBVA’s ordinary shares, nominal value €0.49 per share (including ordinary shares represented by American Depositary Shares and rights to subscribe for ordinary shares), (ii) BBVA’s senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to a senior indenture dated as of July 28, 2016 among BBVA and The Bank of New York Mellon, as trustee, security registrar, transfer agent and paying agent (the “Senior Debt Trustee”) (the “Senior Debt Indenture”), and (iii) BBVA’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a subordinated indenture dated as of July 28, 2016 among BBVA and The Bank of New York Mellon, as trustee, security registrar, transfer agent and paying agent (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustee”) (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of BBVA that we reviewed were and are accurate and (vii) all representations made by BBVA as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming that (i) the Senior Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by BBVA and the Senior Debt Trustee, (ii) the specific terms of a particular series of Senior Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Senior Debt Indenture and (iii) such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Senior Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Debt Securities to the extent determined to constitute unearned interest.

2.	Assuming that (i) the Subordinated Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by BBVA and the Subordinated Debt Trustee, (ii) the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and (iii) such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities (other than the terms governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Subordinated Debt Securities to the extent determined to constitute unearned interest.

The above opinions are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Debt Security (i) the Board of Directors of BBVA shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) BBVA and the Trustee is and shall remain, validly existing as a corporation under the laws of its respective jurisdiction of incorporation, (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iv) the Debt Securities (other than as expressly covered above in respect of BBVA) and the Indentures are each valid, binding and enforceable agreements of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.

We have also assumed that (i) the execution, delivery and performance by BBVA of any Debt Security whose terms are established subsequent to the date hereof are within their corporate powers, and (ii) none of the terms of any security to be established subsequent to the date hereof, nor the execution and delivery of such security by BBVA, nor the performance by BBVA with the terms of such security, will (a) contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of BBVA, (b) require any action by or in respect of, or filing with, any governmental body, agency or official or (c) contravene, or constitute a default under, any provision of applicable law, regulation or public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon BBVA.

We express no opinion as to (i) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures or the Debt Securities or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We also express no opinion with respect to any provision of the Indentures or the Debt Securities giving effect to or providing for the exercise of the Spanish-Bail in Power by the Relevant Spanish Resolution Authority (as such terms are defined therein).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Spain, we have relied, without independent inquiry or investigation, on the opinion of J&A Garrigues, S.L.P., Spanish legal counsel for BBVA, to be filed on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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